                                                                EXHIBIT N

                       CONSENT TO ASSIGNMENT AND NOVATION

         Each of the undersigned is a party to that certain Common Stock Purchase Agreement, dated as of February 13, 2001, by and among First Southern Bancorp, Inc., a Kentucky corporation ("First Southern"), James E. Melville and the other individuals and entities identified therein (the "Purchase Agreement"), regarding the purchase of certain shares of common stock of United Trust Group, Inc. and First Commonwealth Corporation (the "Shares").

         First Southern desires to transfer any and all of its right, title and interest in and to the Purchase Agreement to United Trust Group, Inc., an Illinois corporation ("United"), and United desires to assume any and all of First Southern's obligations under the Purchase Agreement, including without limitation First Southern's obligation to purchase the Shares and pay the purchase price therefor, including the issuance of the Notes (as defined in the Purchase Agreement) (the "Assignment"). By signing herein below, each of the undersigned hereby consents to the Assignment, releases First Southern from any liability or obligation under the Purchase Agreement (including the Notes to be issued pursuant thereto), and acknowledges that the purchase price of the Shares to be sold pursuant to the Purchase Agreement shall be paid by United as set forth in the Purchase Agreement (including without limitation the issuance of Notes of United).

         This Consent to Assignment and Novation may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

         Agreed and Accepted this 5th day of April, 2001.



                                                /S/ JAMES E. MELVILLE
                                                JAMES E. MELVILLE



                                                /S/ BARBARA HARTMAN
                                                BARBARA HARTMAN



                                                BGM TRUST



                                                By: /S/ JAMES E. MELVILLE
                                                James E. Melville, Trustee

                                                MATTHEW C. HARTMAN TRUST



                                                By: /S/ JAMES E. MELVILLE
                                                James E. Melville, Trustee



                                                ZACHARY T. HARTMAN TRUST



                                                By: /S/ JAMES E. MELVILLE
                                                James E. Melville, Trustee



                                                ELIZABETH A. HARTMAN TRUST



                                                By: /S/ JAMES E. MELVILLE
                                                James E. Melville, Trustee



                                                MARGARET M. HARTMAN TRUST



                                                By: /S/ JAMES E. MELVILLE
                                                James E. Melville, Trustee





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